UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/31/2004

KFX INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23634

DE	84-1079971
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

55 Madison Street Suite 745
Denver, CO 80206
(Address of Principal Executive Offices, Including Zip Code)

303.293.2992
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 7.    Financial statements and exhibits

(c)

Exhibit 99.1 - Press release dated March 31, 2004.

Item 9.    Regulation FD Disclosure

KFx Inc. ("KFx" or the "Company") announced today that Theodore Venners, the Company's Chairman and Chief Executive Officer, is scheduled to make a presentation on Thursday April 1, 2004, at approximately 12:00 pm Eastern Standard Time, at the Howard Weil Incorporated Energy Conference.

The presentation materials will be available on KFx's web site after 8:00 a.m Eastern Standard Time today. The Company's web site address is www.kfx.com.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: March 31, 2004.	By:	/s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated March 31, 2004